Exhibit 99.1

Moleculin Announces Publication of Peer-Reviewed Cardiac Safety Analysis of Annamycin in Frontiers in Cardiovascular Medicine

–	Pooled analysis of five clinical trials found no clinical or subclinical evidence of cardiotoxicity at cumulative doses exceeding traditional anthracycline limits

–	Independent Cleveland Clinic cardio-oncology evaluation supports continued clinical development of Annamycin as a potentially safer anthracycline

HOUSTON, September 28, 2026 /PRNewswire/ -- Moleculin Biotech, Inc. (Nasdaq: MBRX) (“Moleculin” or the “Company”) today announced the publication of a peer-reviewed analysis of the cardiac safety of Annamycin (also known as L-Annamycin or naxtarubicin) in Frontiers in Cardiovascular Medicine. The publication, titled “Cardiac safety of L-Annamycin: a pooled analysis of five clinical trials,” reports cardiac safety findings from 90 patients treated across five clinical trials in acute myeloid leukemia (AML) and metastatic soft tissue sarcoma (STS).

The analysis was independently evaluated by a cardio-oncology laboratory at Cleveland Clinic and found no clinical or subclinical evidence of treatment-related cardiotoxicity, including at cumulative Annamycin exposures exceeding traditional lifetime limits for conventional anthracyclines.

“Publication of this comprehensive pooled analysis in a peer-reviewed cardiovascular medicine journal provides additional validation of the cardiac safety profile we have observed with Annamycin across our clinical development program,” said Walter Klemp, Chairman and Chief Executive Officer of Moleculin. “For decades, the clinical utility of anthracyclines has been limited by cumulative cardiotoxicity and associated lifetime dose limits. The absence of detectable cardiac toxicity in patients receiving cumulative doses of Annamycin beyond those traditional thresholds supports our continued development of Annamycin and its potential to address an important limitation of the anthracycline class.”

Pooled Analysis Evaluates Cardiac Safety Across Five Clinical Trials

The publication evaluated cardiac safety data from five sponsor- and investigator-initiated clinical trials, including three trials in AML and two trials in metastatic STS. Across the five studies, 90 patients received Annamycin, with paired echocardiographic data available for 78 patients.

Key findings from the pooled analysis include:

●	No significant change in cardiac function: Mean LVEF was 60.6% at baseline compared with 60.0% following treatment, with no statistically significant difference (p=0.84).
●	No relationship between cumulative dose and change in LVEF: The analysis found no association between cumulative Annamycin exposure and changes in LVEF.
●	No relationship between age and change in LVEF: Patient age was not associated with changes in LVEF.
●

No treatment-related cardiotoxicity identified: Serial ECGs, cardiac biomarkers including troponin I/T, and global longitudinal strain assessments showed no evidence of treatment-related cardiotoxicity.

●	High cumulative exposure: Patients received a median cumulative Annamycin dose of 660 mg/m², with findings observed despite cumulative exposures exceeding conventional anthracycline lifetime limits.

The authors concluded that Annamycin was not associated with clinical or subclinical evidence of cardiotoxicity at cumulative doses exceeding traditional anthracycline thresholds and that the findings support continued clinical evaluation of Annamycin as a potentially safer anthracycline platform.

Anthracyclines are among the most widely used and effective classes of cancer medicines, but their use can be limited by cumulative, dose-dependent cardiotoxicity. These cardiac risks can restrict treatment intensity, limit retreatment options and prevent some patients from receiving additional anthracycline therapy.

Annamycin is a fundamentally re-engineered anthracycline designed to maintain the antitumor activity of the anthracycline class while addressing the cardiotoxicity associated with conventional agents. Its liposomal formulation was developed to optimize tissue distribution and reduce cardiac exposure.

The newly published article builds upon previously presented clinical data demonstrating a lack of detectable cardiotoxicity with Annamycin despite cumulative exposure levels substantially exceeding conventional anthracycline limits. Moleculin previously reported that the pooled analysis included 90 patients across five completed clinical trials, with independent cardiac review conducted through the Cleveland Clinic Division of Cardiovascular Medicine.

Annamycin is currently being evaluated in Moleculin’s MIRACLE clinical development program for patients with relapsed or refractory AML.

About Moleculin Biotech, Inc.

Moleculin Biotech, Inc. is a Phase 2/3 clinical stage pharmaceutical company advancing a pipeline of therapeutic candidates addressing hard-to-treat tumors and viruses. The Company’s lead program, Annamycin (also known as naxtarubicin), is a highly efficacious and well tolerated anthracycline designed to avoid multidrug resistance mechanisms and to lack the cardiotoxicity common with currently prescribed anthracyclines. Annamycin is currently in development for the treatment of relapsed or refractory acute myeloid leukemia (AML) and soft tissue sarcoma (STS) lung metastases.

The Company has begun the MIRACLE (Moleculin R/R AML AnnAraC Clinical Evaluation) Trial (MB-108), a pivotal, adaptive design, multi-center, randomized, double-blind, placebo-controlled Phase 2/3 trial evaluating Annamycin in combination with cytarabine, together referred to as AnnAraC (the combination of Annamycin and cytarabine, also referred to as “Ara-C”) for the treatment of relapsed or refractory acute myeloid leukemia. Following a successful Phase 1B/2 study (MB-106), with input from the FDA, the Company believes it has substantially de-risked the development pathway towards a potential approval for Annamycin for the treatment of AML. This study remains subject to appropriate future filings with potential additional feedback from the FDA and their foreign equivalents.

Additionally, the Company is developing WP1066, an Immune/Transcription Modulator capable of inhibiting p-STAT3 and other oncogenic transcription factors while also stimulating a natural immune response, targeting brain tumors, pancreatic and other cancers. Moleculin also has in its pipeline a portfolio of antimetabolites, including WP1122 for the potential treatment of pathogenic viruses, as well as certain cancer indications.

For more information about the Company, please visit www.moleculin.com and connect on X, LinkedIn and Facebook.

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, the potential efficacy and safety of Annamycin and AnnAraC in R/R AML, the potential immune-mediated mechanism of action of Annamycin, the relevance of preclinical findings in pancreatic cancer to the treatment of human disease, and the potential for Annamycin to be combined with other agents. Moleculin will require significant additional financing, for which the Company has no commitments, in order to conduct its clinical trials as described in this press release, and the milestones described in this press release assume the Company’s ability to secure such financing on a timely basis. Although Moleculin believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. The Company relies on the reports of its expert with regard to the absence of cardiotoxicity. The dataset referenced in this press release is subject to the review of the data from future subjects in its current and future clinical trials and long-term follow-up with subjects in its current trials. Moleculin has attempted to identify forward-looking statements by terminology including ‘believes,’ ‘estimates,’ ‘anticipates,’ ‘expects,’ ‘plans,’ ‘projects,’ ‘intends,’ ‘potential,’ ‘may,’ ‘could,’ ‘might,’ ‘will,’ ‘should,’ ‘approximately’ or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under Item 1A. “Risk Factors” in our most recently filed Form 10-K filed with the Securities and Exchange Commission (SEC) and updated from time to time in our Form 10-Q filings and in our other public filings with the SEC. Any forward-looking statements contained in this release speak only as of its date. We undertake no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Investor Contact:
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